Exhibit 4.3

MENLO THERAPEUTICS INC.
SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
THIS SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of June 28, 2017, by and among Menlo Therapeutics Inc., a Delaware corporation (the “Company”) and the investors listed on Schedule A hereto (each an “Investor” and collectively the “Investors”).
RECITALS
Certain of the Investors are existing stockholders of the Company (the “Prior Investors”) and hold shares of Series A Preferred Stock of the Company (the “Series A Preferred Stock”) and/or shares of Series B Preferred Stock of the Company (the “Series B Preferred Stock”) and/or shares of Common Stock of the Company and are parties to that certain Amended and Restated Investors’ Rights Agreement, dated as of November 30, 2015, by and among the Company and such Prior Investors (the “Prior Agreement”) and constitute the Requisite Majority (as defined in the Prior Agreement).
Certain of the Investors and the Company are parties to that certain Series C Preferred Stock Purchase Agreement, dated as of the date hereof (the “Series C Purchase Agreement”) relating to the issue and sale of shares of Series C Preferred Stock of the Company (the “Series C Preferred Stock,” and together with the Series A Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”).
The obligations of the Company and such Investors under the Series C Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by such Investors, the Prior Investors and the Company and the Prior Investors and the Company desire to amend the restate the Prior Agreement as provided herein.
NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the Company and the Prior Investors hereby agree to amend and restate the Prior Agreement as set forth herein, and the parties hereto agree as follows:
1.Registration Rights. The Company covenants and agrees as follows:
1.1    Definitions. For purposes of this Agreement:
(a)    The term “Act” means the Securities Act of 1933, as amended.
(a)    The term “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, limited partner, member, managing member, officer, director, employee or manager of such Person and any venture capital fund or limited liability company now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Person. For purposes of the definition, (a) the term

“control” when used with respect to any Person shall mean the power to direct the management or policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing, and (b) the term “Person” means any individual, partnership, limited liability company, joint venture, corporation, association, trust or any other entity or organization.
(b)    The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.
(c)    The term “Form S‑3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
(d)    The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.
(e)    The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.
(f)    The term “1934 Act” means the Securities Exchange Act of 1934, as amended.
(g)    The term “Qualified Public Offering” shall mean the first firm commitment underwritten public offering of securities of the Company pursuant to an effective registration statement under the Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC (as defined below) Rule 145 transaction) at a price per share of not less than $6.38 (appropriately adjusted for recapitalizations, stock splits, stock dividends, combinations and the like (“Recapitalizations”) effected after the date hereof) and with gross proceeds (before deduction of commissions and expenses) to the Company of more than $40,000,000.
(h)    The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.
(i)    The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, (ii) the Common Stock held by the Investors who are holders of Series A Preferred Stock and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) (ii) and (iii) above, excluding in all cases, however, any Registrable

Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.
(j)    The number of shares of Registrable Securities outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.
(k)    The term “Certificate of Incorporation” shall mean the Company’s Certificate of Incorporation, as amended and/or restated from time to time.
(l)    The term “Rule 144” shall mean Rule 144 under the Act.
(m)    The term “Rule 145” shall mean Rule 145 under the Act.
(n)    The term “SEC” shall mean the Securities and Exchange Commission.
1.2    Request for Registration.
(a)    Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) four (4) years after the date of this Agreement or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of at least fifty percent (50%) of the Registrable Securities outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $10,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use its reasonable best efforts to, as soon as practicable, file a registration statement under the Act with respect to all of the Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a), and use reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable.
(b)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.
(c)    Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:
(i)    in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or
(ii)    after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or
(iii)    during the period starting with the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company‑initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith reasonable best efforts to cause such registration statement to become effective; or
(iv)    if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S‑3 pursuant to Section 1.4 hereof; or
(v)    if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating (A) that the Company intends to file a registration statement for its Initial Offering within one hundred twenty (120) days following the date of the initial request for registration made by the Initiating Holders pursuant to this Section 1.2 or (B) that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)‑month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).
1.3    Company Registration.
(a)    If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders that has been expressly approved by the Holders pursuant to Section 1.12) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 1.3(c), the Company shall, subject to the provisions of Section 1.3(c), use reasonable best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.
(b)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.
(c)    Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. The Company shall not, without the prior written consent of the holders of at least a majority of the Registrable Securities then held by the Investors exclude any Registrable Securities from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned first, to the Company; second, to the Investors on a pro rata basis based on the total number of Registrable Securities held by such Investors; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis so long as the number of Registrable Securities held by the Holders is not reduced. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Investors included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, limited liability company, partnership or corporation, the affiliated venture capital funds, members, partners, retired partners and stockholders of such Holder together with any Affiliates of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.
1.4    Form S‑3 Registration. In case the Company shall receive from the Holders (for purposes of this Section 1.4, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S‑3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Initiating Holder or Initiating Holders, the Company shall:
(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
(b)    use reasonable best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:
(i)    if Form S‑3 is not available for such offering by the Holders;
(ii)    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000;

(iii)    if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)‑month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);
(iv)    if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S‑3 for the Holders pursuant to this Section 1.4; or
(v)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
(c)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).
(d)    Subject to the foregoing, the Company shall use reasonable best efforts to file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.
1.5    Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;
(b)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;
(c)    furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
(d)    use reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;
(f)    notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;
(g)    cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed;
(h)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(i)    use reasonable best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, and (ii) a “comfort” letter, dated as of such date, from the independent certified public accountants of the Company, in each case in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters and to the Holders requesting registration of Registrable Securities.
Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith unanimous judgment of the Board of Directors of the Company:
(i)    materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of Directors of the Company has authorized negotiations;
(ii)    materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or
(iii)    require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).
In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.
1.6    Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.
1.7    Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to

Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements not to exceed $35,000 of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2 or Section 1.4, the Holders of at least a majority of the Registrable Securities then held by the Investors agree to forfeit their right to one demand registration pursuant to Section 1.2 or Section 1.4 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 and 1.4.
1.8    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
1.9    Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:
(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case with respect to a specific Holder for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.
(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 1.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 1.9(b), when aggregated with any contribution obligation under Section 1.9(d), exceed the net proceeds from the offering received by such Holder.
(c)    Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.
(d)    If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)    The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.
1.10    Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S‑3, the Company agrees to:
(a)    make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;
(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and
(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S‑3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.
1.11    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is an Affiliate, member, subsidiary, parent, partner, limited partner, retired partner or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 350,000 shares of Registrable Securities (subject to appropriate adjustment for Recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 2 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.
1.12    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors holding at least a majority of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, 1.3 or 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included, (b) to demand registration of their securities or (c) to exercise other registration rights that are pari passu or senior to those granted to the Holders hereunder.
1.13    Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (a) after five (5) years following the consummation of the Qualified Public Offering, (b) as to any Holder, such earlier time after the Qualified Public Offering at which all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any ninety (90) day period without registration in compliance with Rule 144 or (c) upon the consummation of a transaction or series of related transactions which are deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Certificate of Incorporation.

2.    “Market Stand-Off” Agreement.
2.1    Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in FINRA Rule 2241 or any similar successor rules) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 2.1 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third party beneficiaries of this Section 2.1 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 2.1 or that are necessary to give further effect thereto.
In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
2.2    Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 2):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

3.    Covenants of the Company.
3.1    Delivery of Financial Statements. The Company shall deliver to each Investor that continues to hold at least 20,000 shares of Registrable Securities (each a “Major Investor”) (appropriately adjusted for any Recapitalizations):
(a)    as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, or such longer time as approved by the Board of Directors of the Company, an audited income statement for such fiscal year, an audited balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and an audited statement of cash flows for such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company;
(b)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with generally accepted accounting principles in the United Stated (“GAAP”) (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(c)    within thirty (30) days prior to the beginning of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;
(d)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period (including a description of such capital stock and exchange ratio or exercise price applicable thereto) and the number of shares of issued options and options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company;
(e)    as soon as practicable, but in any event thirty (30) days before the end of each fiscal year (or at such other time as approved by the Board of Directors), a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and
(f)    such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this

Section 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
3.2    Inspection. The Company shall permit each Investor that continues to hold shares of capital stock of the Company, at such Investor’s expense, and upon reasonable notice, during normal business hours, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or similar confidential information or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
3.3    Confidentiality. Each Investor acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement; provided however, such Investor may disclose such proprietary or confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any existing or prospective partner, affiliate, member, employee, stockholder or subsidiary or parent of such Investor as long as such partner, member, employee, stockholder, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions; (iii) at such time as it enters the public domain through no fault of such Investor; (iv) that is communicated to it free of any obligation of confidentiality; (v) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (vi) as required by applicable law.
3.4    Right of First Offer. Subject to the terms and conditions specified in this Section 3.4, the Company hereby grants to each Investor holding at least 705,300 shares of Series B Preferred Stock or 350,000 shares of Series C Preferred Stock (each as appropriately adjusted for any Recapitalizations) (an “Eligible Investor”) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 3.4, Eligible Investor includes any general partners, members and Affiliates of an Eligible Investor. An Eligible Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners, members and Affiliates in such proportions as it deems appropriate, so long as such apportionment does not cause the loss of the exemption under Section 4(2) of the Act or any similar exemption under applicable state securities laws in connection with such sale of Shares by the Company.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (the “Shares”), the Company shall first make an offering of such Shares to each Eligible Investor in accordance with the following provisions:
(a)    The Company shall deliver a notice in accordance with Section 5.6 (the “Notice”) to the Eligible Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price, terms and conditions upon which it proposes to offer such Shares.
(b)    By written notification received by the Company, within twenty-five (25) calendar days after receipt of the Notice, each Eligible Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock held by such Eligible Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all outstanding convertible and exercisable securities). The Company shall promptly, in writing, inform each Eligible Investor which purchases all the shares available to it (“Fully-Exercising Eligible Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after receipt of such information, each Fully-Exercising Eligible Investor shall be entitled to obtain that portion of the Shares for which Eligible Investors were entitled to subscribe but which were not subscribed for by the Eligible Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon the conversion of Preferred Stock then held, by such Fully-Exercising Eligible Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by all Fully-Exercising Eligible Investors who wish to purchase some of the unsubscribed shares.
(c)    If all Shares that Eligible Investors are entitled to obtain pursuant to Section 3.4(b) are not elected to be obtained as provided in Section 3.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 3.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Eligible Investors in accordance herewith.
(d)    The right of first offer in this Section 3.4 shall not be applicable to (i) the issuance or sale of Series C Shares to Series C Investors in accordance with the Series C Purchase Agreement, (ii) Exempted Securities (as defined in the Certificate of Incorporation), and (iii) shares of Common Stock issued in the Initial Offering;
In addition to the foregoing, the right of first offer in this Section 3.4 shall not be applicable with respect to any Eligible Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Eligible Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.
(e)    The right of first offer set forth in this Section 3.4 may not be assigned or transferred, except that such right may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner, member or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 350,000 shares of Registrable Securities (subject to appropriate adjustment for Recapitalizations).
3.5    Proprietary Information and Inventions Agreements. The Company shall require all of its employees and consultants to enter into the Company’s standard form of proprietary information and inventions agreement.
3.6    Expenses of Board Members. The Company shall reimburse all non-employee directors for their reasonable out of pocket expenses related to (i) attending meetings of the Board of Directors of the Company and any committees thereof, and (ii) attending any other events at the express request of the Company, in each case in accordance with the Company’s travel policy.
3.7    Observer Rights. The Company shall invite one representative of Vivo Capital Fund VIII, L.P. or its Affiliates (collectively, “Vivo”) and one representative of Merck Sharp & Dohme Corp. to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give each such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that each such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude any such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in a conflict of interest.
3.8    Termination of Certain Covenants. The covenants set forth in this Section 3 (other than Section 3.3) shall terminate and be of no further force or effect upon the consummation of the Initial Offering or at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the 1934 Act. This Agreement shall terminate and be of no further force or effect upon the consummation of a transaction or series of related transactions which are deemed to be “Liquidation Event” pursuant to the Certificate of Incorporation.
4.    Additional Covenants.Insurance. The Company shall use its commercially reasonable efforts to obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance, in an amount and on terms and conditions satisfactory to the Board of Directors, including a majority of the Preferred Directors (as defined in the Certificate of Incorporation), and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors, including a majority of the Preferred Directors, determines that such insurance should be discontinued.
4.3    Employee Stock. Unless otherwise approved by the Board of Directors, including a majority of the Preferred Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Section 2.1. In addition, unless otherwise approved by the Board of Directors, including a majority of the Preferred Directors, the Company shall retain a “right of first refusal” on employee transfers until the Company’s Initial Offering and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.Qualified Small Business Stock. The Company shall use commercially reasonable efforts to cause the shares of Series C Preferred Stock issued pursuant to the Series C Purchase Agreement, as well as any shares into which such shares are converted, within the meaning of Section 1202(f) of the Internal Revenue Code (the “Code”), to constitute “qualified small business stock” as defined in Section 1202(c) of the Code; provided, however, that such requirement shall not be applicable if the Board of Directors of the Company determines, in its good-faith business judgment, that such qualification is inconsistent with the best interests of the Company. The Company shall submit to its stockholders (including the Investors) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder. In addition, within twenty (20) business days after any Investor’s written request therefor, the Company shall, at its option, either (i) deliver to such Investor a written statement indicating whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code or (ii) deliver to such Investor such factual information in the Company’s possession as is reasonably necessary to enable such Investor to determine whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.
5.    Miscellaneous.
5.1    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
5.2    Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in San Francisco County in the State of California, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.
5.3    Specific Enforcement. Each party hereto agrees that its obligations hereunder are necessary and reasonable in order to protect the other parties to this Agreement, and each party expressly agrees and understands that monetary damages would inadequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that, in addition to any other remedies that may be available at law, in equity or otherwise, any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, without the necessity of proving actual damages. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.
5.4    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
5.5    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
5.6    Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile to the number set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or when sent by electronic mail to the address set forth below if sent between 8:00 am and 5:00 pm recipient’s local time on a business day, or on the next business day if sent by electronic mail other than between 8:00 am and 5:00 pm recipient’s local time; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor that is party hereto consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Certificate of Incorporation or bylaws (as amended from time to time) by (i) facsimile telecommunication to the facsimile number set forth below (or to any other facsimile number for such stockholder in the Company’s records), (ii) electronic mail to the electronic mail address set forth below (or to any other electronic mail address for such Investor in the Company’s records), (iii) posting on an electronic network together with separate notice to the stockholder of such specific posting, or (iv) any other form of “electronic transmission” (as defined in the Delaware General Corporation Law) directed to the Investor. This consent may be revoked by an Investor by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232. Each person making a communication hereunder by facsimile or electronic mail shall promptly attempt to confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile or electronic mail pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 5.6 by giving the other party written notice of the new address in the manner set forth above.
5.7    Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
5.8    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Requisite Majority (as defined in the Certificate of Incorporation); provided, however, that if any amendment or waiver operates in a manner that treats any Investor differently from other Investors, the consent of such Investor shall also be required for such amendment or waiver, and provided further, that additional parties who are purchasers of Common Stock or Preferred Stock of the Company may become parties to this Agreement by executing a counterpart signature page hereto, without any amendment of this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Investor and the Company. Notwithstanding anything to the contrary herein, any amendment, waiver or termination of Section 3.7 that affects Vivo shall require the prior consent of Vivo.
5.9    Future Stockholders. The Company may at its option permit future holders of at least two percent (2%) of the Company’s Common Stock (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) to enter into this Agreement and be subject to the terms and conditions hereof as an Investor. The parties hereby agree that such future holders may become parties to this Agreement by executing a counterpart of this Agreement, without any amendment of this Agreement.
5.10    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
5.11    Aggregation of Stock. All shares of Registrable Securities held or acquired by entities advised by the same investment adviser and affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
5.12    Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.
5.13    Waiver of Right of First Offer. Solely for purposes of the transactions contemplated by the Series C Purchase Agreement, the right of first offer set forth in Section 3.4 of the Prior Agreement is hereby waived in its entirety, except to the extent of the Prior Investors’ purchases, if any, of Series C Preferred Stock pursuant to the Series C Purchase Agreement.

*          *          *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

MENLO THERAPEUTICS INC.

By:	/s/ Steven L. Basta
Name:	Steven L. Basta
Title:	Chief Executive Officer

Address:	[***]

Facsimile:
Email:	[***]

SIGNATURE PAGE TO
SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

PRESIDIO PARTNERS 2007, L.P.

By:	Presidio Partners 2007 GP, L.P.
Its:	General Partner

By:	/s/ David Collier

Name:	David Collier

Title:	General Partner

Address:	[***]

Facsimile:	[***]
Email:	[***]

SIGNATURE PAGE TO
SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

PRESIDIO PARTNERS 2007 (PARALLEL) , L.P.

By:	Presidio Partners 2007 GP, L.P.
Its:	General Partner

By:	/s/ David Collier

Name:	David Collier

Title:	General Partner

Address:	[***]

Facsimile:	[***]
Email:	[***]

SIGNATURE PAGE TO
SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

REMEDITEX VENTURES, LLC

By:	/s/ John W. Creecy

Name:	John W. Creecy

Title:	CEO

Address:	[***]

Facsimile:	[***]
Email:	[***]

SIGNATURE PAGE TO
SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

VIVO CAPITAL FUND VIII, L.P.

By:	Vivo Capital VIII, LLC
Its:	General Partner

By:	/s/ Albert Cha

Name:	Albert Cha

Title:	Managing Member

Address:	[***]

Facsimile:	[***]
Email:	[***]

SIGNATURE PAGE TO
SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

VIVO CAPITAL FUND VIII, L.P.

By:	Vivo Capital VIII, LLC
Its:	General Partner

By:	/s/ Albert Cha

Name:	Albert Cha

Title:	Managing Member

Address:	[***]

Facsimile:	[***]
Email:	[***]

SIGNATURE PAGE TO
SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

F-PRIME CAPITAL PARTNERS HEALTHCARE FUND IV LP

By:	F-Prime Capital Partners Healthcare Advisors Fund IV LP
Its:	General Partner

By:	Impresa Holdings LLC
Its:	General Partner

By:	Impresa Management LLC
Its:	Managing Member

By:	/s/ Mary Bevelock Pendergast

Name:	Mary Bevelock Pendergast

Title:	Vice President

Address:	[***]

Facsimile:	[***]
Email:	[***]

SIGNATURE PAGE TO
SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

VENBIO GLOBAL STRATEGIC FUND II, L.P.

By:	venBio Global Strategic GP II, L.P.
Its:	General Partner

By:	venBio Global Strategic GP II, Ltd.
Its:	General Partner

By:	/s/ Rob Adelman

Name:	Rob Adelman

Title:	Director

Address:	[***]

Facsimile:	[***]
Email:	[***]

SIGNATURE PAGE TO
SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

NOVO HOLDINGS A/S (FKA NOVO A/S)

By:	/s/ Thomas Dyrberg by specific power of attorney

Name:	Thomas Dyrberg by specific power of attorney

Title:	Managing Partner Novo Ventures

Address:	[***]

Facsimile:
Email:	[***]

SIGNATURE PAGE TO
SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

ROCK SPRINGS CAPITAL MASTER FUND LP

By:	Rock Springs General Partner LLC

By:	/s/ Mark Bussard

Name:	Mark Bussard

Title:	Managing Member

Address:	[***]

Facsimile:	[***]
Email:	[***]
[***]

SIGNATURE PAGE TO
SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

ROCK SPRINGS CAPITAL MASTER FUND LP

By:	Bay City Capital GF XINDE Investment Management Co.
Its:	General Partner

By:	/s/ Fred Craves

Name:	Fred Craves

Title:	Director

Address:	[***]

Facsimile:	[***]
Email:	[***]

SIGNATURE PAGE TO
SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

AISLING CAPITAL IV, L.P.

By:	/s/ Robert Wenzel

Name:	Robert Wenzel

Title:	CFO

Address:	[***]

Facsimile:	[***]
Email:

SIGNATURE PAGE TO
SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A
SCHEDULE OF INVESTORS

Presidio Partners 2007, L.P.
Presidio Partners 2007 (Parallel), L.P.
Velocity Pharmaceutical Development, LLC
Remeditex Ventures, LLC
Merck Sharp & Dohme Corp.
Vivo Capital Fund VIII, L.P.
Vivo Capital Surplus Fund VIII, L.P.
F-Prime Capital Partners Healthcare Fund IV LP
venBio Global Strategic Fund II, L.P.
Novo Holdings A/S (fka Novo A/S)
Rock Springs Capital Master Fund LP
Bay City Capital GF Xinde International Life Sciences USD Fund
Aisling Capital IV, L.P.